DELOITTE & TOUCHE
- ----------------------------------------------------------------
           3900 US Bancorp Tower               Telephone:  (503) 222-1341
           111 SW Fifth Avenue                 Facsimile:  (503) 224-2172
           Portland, Oregon  97204-3698



                                                              EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-34724, Post-Effective Amendment No. 1 to Registration Statement No. 2-76276, and Post-Effective Amendments No. 2 to Registration Statement Nos. 2-77195 and 33-19354 on
Form S-8 and in Registration Statements Nos. 33-44827, 33-64014, and 33-51271, and Post-Effective Amendments No. 1 to Registration Statements Nos. 33-1304 and 33-20384 on Form S-3 of our report dated February 25, 1994 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company's method of accounting for income taxes and other postretirement benefits) appearing in this Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1993.



/s/ Deloitte & Touche

DELOITTE & TOUCHE

Portland, Oregon
March 28, 1994